Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com	Exhibit 5.2

September 29, 2023

Roivant Sciences Ltd.
7th Floor
50 Broadway
London SW1H 0DB
United Kingdom

Ladies and Gentlemen:

Roivant Sciences Ltd., a Bermuda exempt limited company (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) (a) common shares, par value $0.0000000341740141 per share (the “Common Shares”) of the Company; (b) preference shares (the “Preference Shares”) of the Company; (c ) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture, between the Company and the trustee to be named therein (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) and a subordinated debt indenture between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”); (d) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”) and; (e) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.
When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indentures; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions or foreign laws affecting creditors’ rights.

Roivant Sciences Ltd.

2.
When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions or foreign laws affecting creditors’ rights.

3.
When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of Bermuda, (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) the Indentures, the Debt Securities, the Warrant Agreement, and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) is within its corporate powers, (b) do not contravene, or constitute a default under, the memorandum of association or bye-laws or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Warrant Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Bermuda, we have relied, without independent inquiry or investigation, on the opinion of Conyers Dill & Pearman Limited delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP